Starfighters Space Announces Closing of its Reg A Initial Public Offering

Common Stock to Begin Trading on NYSE Under Ticker Symbol "FJET" on December 18, 2025

CAPE CANAVERAL, Fla - December 17, 2025 - Starfighters Space, Inc. ("Starfighters" or "the Company"), the innovative aerospace company, owner and operator of the world's largest commercial supersonic aircraft fleet, out of NASA's Kennedy Space Center, today announced the completion of its Initial Public Offering ("IPO"), raising $40 million through the sale of 11,142,061 shares of common stock (the "Common Stock") at a public offering price of $3.59 per share. This final closing resulted in the issuance of 6,145,364 shares of Common Stock ($22.1 million) as the Company had sold 4,996,697 shares of Common Stock ($17.9 million) from September 6, 2024, the commencement of the Regulation A Tier 2 offering, to July 16, 2025.

Starfighters' Common Stock is expected to trade on the New York Stock Exchange (NYSE) American under the ticker symbol "FJET" on December 18, 2025.

"The completion of Starfighter's successful IPO and related fund raise positions us to unlock significant opportunities ahead as we enter the next stage of our growth," said Rick Svetkoff, CEO and Founder of Starfighters and former U.S. Navy Pilot. "We expect to use the funds raised from this process to further drive our research and development efforts, including the development of our STARLAUNCH programs, and to scale our operations to meet the growing global demand for commercial satellite and payload launches into low earth orbit. Our listing milestone will enhance our liquidity and enable more investors to participate in our journey, and we welcome their support."

The offering was hosted on Equifund.com and Digital Offering LLC acted as the lead selling agent for the Public Offering.

About Starfighters Space, Inc.

Starfighters Space, Inc. is the only commercial company in the world with the capability to fly at sustained MACH 2 and with the capability to launch payloads to space. Starfighters Space is an organization committed to participating in high-demand commercial space activities. Located at the NASA Kennedy Space Center in Florida, the Company operates a growing fleet of modified supersonic aircraft operationally configurable to act as the first stage lifting platform to carry payloads up to 45,000 feet for air launch to space. Additional activities include support research, pilot training, space flight training, and advanced scientific efforts including hypersonic testing as part of air launch partner development programs. Starfighters Space is working to position its capability to become the most cost-effective launch provider in the sector.

For more information about Starfighters Space, Inc. please visit: https://starfightersspace.com/.

About Digital Offering, LLC:

Digital Offering, LLC ("Digital Offering") is a next-generation investment bank and a leader in crowd-financed public offerings. The firm partners with high-quality private and public growth companies to access U.S. capital markets and achieve their growth objectives. With a strong focus on technology and innovation, Digital Offering applies traditional investment banking best practices to the Jumpstart Our Business Startups (JOBS) Act to maximize deal awareness and connect issuers with the right investors. Interested parties can learn more at digitaloffering.com.

Contacts

Media

StarfightersSpace@icrinc.com

Investors
investors@starfightersspace.com

Digital Offering

deals@digitaloffering.com

FORWARD-LOOKING STATEMENTS:

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States securities laws. These statements relate to analysis and other information that are based on forecasts or future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". We have based these forward-looking statements on information currently available to the Company, assumptions the Company believes are reasonable and our current expectations about future events or performance. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to, the ability to obtain the necessary permits and approvals to operate, the Company's ability to develop new products and/or services, the approval of the Company's application for a launch license and the timing thereof, the Company's expansion to Midland, Texas, the adoption by the market of the Company's method of satellite deployment, the Company's continued business arrangements, market trends and competition in the Company's industry, the future diversification of the Company's revenue streams and the assumptions underlying any of the foregoing, and other factors discussed in the Company's filings with the Commission under Regulation A. Consequently, all of the forward-looking statements are qualified by these cautionary statements, and there can be no assurances that the actual results or developments will be realized or, even if substantially realized, that they will have the expected consequences to, or effect on, the Company. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. The forward-looking statements contained in this news release are made only as of the date hereof. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. The Company encourages investors to review other factors that may affect its future results in the Company's Offering Circular relating to this offering and its other filings with the Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of any offer to buy the Company's securities.

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